Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT REPORTS PROGRESS ON RESTRUCTURING

Provides Tender Offer Update

Completes Drawdown of $3 Billion Secured Credit Facility

Suspends Payment of Preferred Dividends

     NEW YORK – August 7, 2009 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today provided an update on the progress of several components of its restructuring.

Tender Offer Update

     On August 3, 2009, the Company announced that it amended the terms of its pending offer for its $1 billion Floating Rate Senior Notes due August 17, 2009. The withdrawal deadline was extended until midnight, New York City time, at the end of Wednesday, August 5, 2009. The withdrawal deadline has passed and eligible bonds tendered, and not withdrawn, met the 58% minimum tender condition. The tender offer will expire at midnight, New York City time, at the end of Friday, August 14, 2009.

Credit Facility Fully Drawn

     On July 29, 2009, the Company entered into an amended credit agreement (the “Credit Facility”) with a group of its major bondholders. The Company has received the final $1 billion in incremental borrowings under the Credit Facility, bringing the total loan size to $3 billion. CIT will use a substantial amount of the loan proceeds to support its small business and middle market customers.

Suspension of Preferred Dividends

     CIT also announced today that the Company’s Board of Directors has decided to suspend dividend payments on its four series of Preferred Stock in order to improve liquidity and preserve capital while restructuring efforts are ongoing. Payments on the Company’s Equity Units (NYSE: CIT PrZ) are not affected by this decision.

     Evercore Partners and Morgan Stanley are the Company’s financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel in connection with the financing and restructuring plan. Sullivan & Cromwell LLP served as legal counsel to the Company’s Board of Directors, Morgan Stanley & Co. Incorporated and BofA Merrill Lynch are the Dealer Managers for the Tender Offer and D.F. King & Co., Inc. is the Depositary and Information Agent.

About CIT

CIT (NYSE: CIT) is a bank holding company with more than $60 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, retail finance, aerospace, equipment and rail leasing, and vendor finance. Founded in 1908 and headquartered in New York City, CIT is a member of the Fortune 500. www.cit.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, CIT may need to seek protection under the US Bankruptcy Code, even if the tender offer is consummated, the risk that the $3 billion loan facility does not provide the liquidity that CIT is seeking due to material negative changes to CIT’s liquidity from draw down of loans by customers, the risk that CIT is unsuccessful in its efforts to effectuate a comprehensive restructuring of its liabilities, in which case CIT may be forced to seek bankruptcy relief. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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CIT MEDIA RELATIONS:
C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

CIT INVESTOR RELATIONS:
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com